Exhibit 99.1

Brookdale Announces Preliminary Full Year 2025 Results and Introduces Full Year 2026 Annual Guidance

Brentwood, Tenn., January 28, 2026 - Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") announced preliminary results for the year ended December 31, 2025 and introduced full year 2026 annual guidance that will be discussed during the Company's Investor Day event on January 30, 2026 in Nashville, Tennessee.

PRELIMINARY FULL YEAR 2025 FINANCIAL RESULTS

•Revenue for the year ended December 31, 2025 is expected to be approximately $3.2 billion, impacted by the previously announced dispositions and lease transitions, compared to $3.1 billion for the year ended December 31, 2024.

•RevPAR year-over-year growth for the year ended December 31, 2025 is expected to be approximately 5.7%, which is above the midpoint of the Company's previously announced guidance range.

•Net income (loss) for the year ended December 31, 2025 is expected to be a net loss of approximately $263 million, including non-cash impairment charges of approximately $71 million primarily related to planned dispositions, compared to a $202 million net loss for the year ended December 31, 2024, which includes non-cash impairment charges of approximately $8 million.

•Adjusted EBITDA(1) for the year ended December 31, 2025 is expected to be approximately $458 million, which is an approximate 19% increase from the year ended December 31, 2024, and is above the midpoint of the Company's previously announced guidance range.

•Adjusted Free Cash Flow(2) for the year ended December 31, 2025, while still significantly positive for the full year, is expected to be below the previously provided guidance range of $30 million to $50 million(2) due to changes in working capital.

"We are pleased with the progress we made in 2025 and are very excited about the opportunity we have over the next several years to further drive value for shareholders in light of the very favorable industry supply and demand dynamics and our focus on operational excellence," said Nick Stengle, Brookdale’s Chief Executive Officer. “Consistent with our previously disclosed expectations, our 2026 guidance reflects a mid-teens year over year growth in Adjusted EBITDA for our ongoing portfolio. We continue to believe that we will deliver annual mid-teens Adjusted EBITDA growth for the next several years and that our leverage will continue to improve each year, targeting below 6.0x by year end 2028."

PRELIMINARY FINANCIAL INFORMATION

The Company's independent registered public accounting firm has not audited, reviewed, compiled, or performed certain procedures with respect to the above preliminary financial information and has not yet completed its audit of the Company's financial statements for the year ended December 31, 2025. The Company's actual results may differ from these estimates as a result of the Company's year-end closing procedures, review adjustments, and other developments that may arise between now and the time the Company's financial results for the year ended December 31, 2025 are finalized.

(1)    Adjusted EBITDA is a financial measure that is not calculated in accordance with GAAP. See "Non-GAAP Financial Measures" for the Company's definition of such measure, reconciliation to the most comparable GAAP financial measure, and other important information regarding the use of the Company's non-GAAP financial measures.

(2)    Adjusted Free Cash Flow is a financial measure that is not calculated in accordance with GAAP. See "Non-GAAP Financial Measures" for the Company's definition of such measure and other important information regarding the use of the Company's non-GAAP financial measures. Reconciliation of the non-GAAP financial measure included in the foregoing guidance to the most comparable GAAP financial measure is not available without unreasonable effort due to the inherent difficulty in forecasting the timing or amounts of items required to reconcile Adjusted Free Cash Flow from the Company's net cash provided by operations. Variability in the timing or amounts of items required to reconcile the measure may have a significant impact on the Company's future GAAP results.

2026 OUTLOOK

For the full year 2026, the Company is providing the following guidance:

Full Year 2026 Guidance
RevPAR year-over-year growth	8.0% to 9.0%
Adjusted EBITDA	$502 million to $516 million

Full year 2026 consolidated RevPAR growth guidance gives effect to the accretive impact of completed and announced disposition activities and the 2025 lease termination activities and the Company's higher year-over-year annual resident rate increase for 2026 as compared to 2025.

Full year 2026 guidance reflects management's current expectations for transaction activity. Reconciliation of the non-GAAP financial measure included in the foregoing guidance to the most comparable GAAP financial measure is not available without unreasonable effort due to the inherent difficulty in forecasting the timing or amounts of items required to reconcile Adjusted EBITDA from the Company's net income (loss). Variability in the timing or amounts of items required to reconcile the measure may have a significant impact on the Company's future GAAP results.

INVESTOR DAY INFORMATION

The Investor Day event, which will also be webcast live, will commence at approximately 9:00 a.m. Central Time and will end at approximately 12:00 p.m. The meeting will feature presentations from members of Brookdale's executive team.

A live webcast of the event will be accessible at brookdaleinvestors.com/events. Please allow extra time before the event to connect. A replay of the webcast will be available at brookdaleinvestors.com after the event. The presentation slides will be shared during the webcast and will be accessible following the event at brookdaleinvestors.com.

ABOUT BROOKDALE SENIOR LIVING

Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. With 584 communities across 41 states and the ability to serve approximately 51,000 residents as of December 31, 2025, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook at facebook.com/brookdaleseniorliving or YouTube at youtube.com/BrookdaleLiving.

DEFINITION OF REVPAR

RevPAR, or average monthly senior housing resident fee revenue per available unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding revenue for private duty services provided to seniors living outside of the Company's communities), divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.

SAFE HARBOR

Certain statements in this press release and the associated investor day event may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," "annualized," or other similar words or expressions, and include statements regarding the Company's expected financial and operational results. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company's operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; the effects of senior housing construction and development, lower industry occupancy, and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company's resident agreements and vacancies in the living spaces it leases; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; failure to maintain the security and functionality of the Company's information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company's ability to complete its capital expenditures in accordance with its plans; the Company's ability to identify and pursue development, investment, and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; the Company's ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company's ability to identify and pursue any such opportunities in the future; risks related to the implementation of the Company's strategy, including initiatives undertaken to execute on the Company's strategic priorities and their effect on its results; limits on the Company's ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; the risks associated with tariffs and the uncertain duration of trade conflicts; disruptions in the financial markets or decreases in the appraised values or performance of the Company's communities that affect the Company's ability to obtain financing or extend or refinance debt as it matures and the Company's financing costs; the Company's ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund its planned capital projects; the effect of any non-compliance with any of the Company's debt or lease agreements (including the financial or other covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company's non-compliance with any such agreements and the risk of loss of the Company's property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the inability to renew, restructure, or extend leases, or exercise purchase options at or prior to the end of any existing lease term; the effect of the Company's indebtedness and long-term leases on the Company's liquidity and its ability to operate its business; increases in market interest rates that increase the costs of the Company's debt obligations; the Company's ability to obtain additional capital on terms acceptable to it; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; an adverse determination or resolution of complaints filed against the Company, including putative class action complaints; negative publicity with respect to any lawsuits, claims, or other legal or regulatory proceedings; costs to respond to, and adverse determinations resulting from, government inquiries, reviews, audits, and investigations; the cost and difficulty of complying with increasing and evolving regulation, including new disclosure obligations; changes in, or its failure to comply with, employment-related laws and regulations; environmental contamination at any of its communities; failure to comply with existing environmental laws; the risks associated with current global economic conditions and general economic factors on the Company and the Company's business partners such as inflation, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, tax rates, tariffs, and geopolitical tensions or conflicts, the impact of seasonal contagious illness or other contagious disease in the markets in which the Company operates; actions of activist stockholders; as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including those set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this press release and/or associated investor day event. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this press release and/or associated investor day event to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

NON-GAAP FINANCIAL MEASURES

This press release contains the financial measures Adjusted EBITDA and refers to the financial measure Adjusted Free Cash Flow, both of which are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by operations. The Company cautions investors that amounts presented in accordance with the Company’s definitions of this non-GAAP financial measure may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. The Company urges investors to review the following reconciliation of Adjusted EBITDA from the most comparable financial measure determined in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/expense items, and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, legal, cost reduction, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include non-cash impairment charges, operating lease expense adjustment, non-cash stock-based compensation expense, gain/loss on sale of communities, gain/loss on facility operating lease termination, and transaction, legal, and organizational restructuring costs. Transaction costs include those directly related to acquisition, disposition, financing, and leasing activity and stockholder relations advisory matters, and are primarily comprised of legal, finance, consulting, professional fees, and other third-party costs. Legal costs include charges associated with putative class action litigation. Organizational restructuring costs include those related to the Company’s efforts to reduce general and administrative expense and its senior leadership changes, including severance.

The Company believes that presentation of Adjusted EBITDA as a performance measure is useful to investors because (i) it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective core operating performance, and to make day-to-day operating decisions; (ii) it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods; (iii) the Company believes that this measure is used by research analysts and investors to evaluate the Company’s operating results and to value companies in its industry; and (iv) the Company uses the measure for components of executive compensation.

Adjusted EBITDA has material limitations as a performance measure, including: (i) excluded interest and income tax are necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization, and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, goodwill, and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain/loss on sale of assets, facility operating lease termination, or debt modification and extinguishment, non-cash stock-based compensation expense, and transaction, legal, and other costs, and such income/expense may significantly affect the Company’s operating results.

The table below reconciles Adjusted EBITDA from net income (loss).

	Years Ended December 31,
(unaudited, in millions)	2025 (Preliminary results)	2024
Net income (loss)	$(263)	$(202)
Provision (benefit) for income taxes	(2)	4
Loss (gain) on debt modification and extinguishment, net	40	21
Non-operating loss (gain) on sale of assets, net	—	(1)
Other non-operating (income) loss	(4)	(9)
Interest expense	254	253
Interest income	(12)	(19)
Income (loss) from operations	13	47
Depreciation and amortization	356	358
Asset impairment	71	8
Loss (gain) on sale of communities, net	(2)	—
Loss (gain) on facility operating lease termination, net	4	—
Operating lease expense adjustment	(14)	(49)
Non-cash stock-based compensation expense	12	14
Transaction, legal, and organizational restructuring costs	18	8
Adjusted EBITDA	$458	$386

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a non-GAAP liquidity measure that the Company defines as net cash provided by operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in prepaid insurance premiums financed with notes payable, changes in operating lease assets and liabilities for lease termination, cash paid/received for gain/loss on facility operating lease termination, and lessor capital expenditure reimbursements under operating leases; plus: property and casualty insurance proceeds; less: non-development capital expenditures and payment of financing lease obligations. Non-development capital expenditures are comprised of corporate and community-level capital expenditures, including those related to maintenance, renovations, upgrades, and other major building infrastructure projects for the Company’s communities and is presented net of lessor reimbursements. Non-development capital expenditures do not include capital expenditures for: community expansions, major community redevelopment and repositioning projects, and the development of new communities.

The Company believes that presentation of Adjusted Free Cash Flow as a liquidity measure is useful to investors because (i) it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective sources of operating liquidity, and to review the Company’s ability to service its outstanding indebtedness, pay dividends to stockholders, engage in share repurchases, and make capital expenditures, including development capital expenditures; and (ii) it provides an indicator to management to determine if adjustments to current spending decisions are needed.

Adjusted Free Cash Flow has material limitations as a liquidity measure, including: (i) it does not represent cash available for dividends, share repurchases, or discretionary expenditures since certain non-discretionary expenditures, including mandatory debt principal payments, are not reflected in this measure; (ii) the cash portion of non-recurring charges related to gain/loss on facility lease termination generally represent charges/gains that may significantly affect the Company’s liquidity; and (iii) the impact of timing of cash expenditures, including the timing of non-development capital expenditures, limits the usefulness of the measure for short-term comparisons.

Contact:
Mike Grant
VP Investor Relations
(615) 564-8104
Mike.Grant@brookdale.com